Exhibit 99.1

FOR IMMEDIATE RELEASE Investor Contact: Soohwan Kim, CFA (858) 503-3359 ir@maxwell.com

Maxwell Reports Fourth Quarter 2016 Results and Executes Key Strategic Actions
~ Provides Business Outlook for First Quarter 2017 ~
Note: A webcast of Maxwell's conference call will be available at 5:00 p.m. EDT today at http://investors.maxwell.com.
SAN DIEGO - February 28, 2017 - Maxwell Technologies, Inc. (NASDAQ: MXWL) today reported operational and financial results for the three months ended December 31, 2016. Total revenues for the fourth quarter of 2016 were $26.4 million, compared with $25.5 million for the third quarter of 2016 and $49.8 million for the prior year quarter. Net loss for the fourth quarter of 2016 was $12.2 million, compared with a net loss of $6.9 million for the third quarter of 2016 and a net loss of $2.2 million for the prior year quarter. The Company reported $(3.9) million of adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the fourth quarter of 2016, compared with $(2.3) million for the third quarter of 2016 and $3.9 million for the prior year quarter. Non-GAAP net loss for the fourth quarter of 2016 was $7.5 million, compared with a non-GAAP net loss of $5.6 million for the third quarter of 2016 and non-GAAP net income of $0.6 million for the prior year quarter.

"Q4 revenue came in at the high end of guidance with gross margins at lower than historical levels due to low utilization of our factory and one time charges. To counteract near-term challenges, we have implemented new, conservative planning and business models which discount China bus revenue and we have been working diligently on three key measures addressing business diversification, scale, and cost structure," said Dr. Franz Fink, Maxwell's President and Chief Executive Officer. "Today we announced a world-wide organizational restructuring and our intention to acquire substantially all of the assets and business of Nesscap Energy. The restructuring, combined with the Nesscap acquisition, accelerates business diversification, creates economies of scale and drives revenue growth and gross margin expansion in the near term, and as a result, allows us to approach break even adjusted EBITDA by the 4th quarter of this year. As a third key measure, we announced on January 31st that we will localize the manufacturing of ultracapacitor based modules in China with our strategic partner CRRC-SRI. This represents a critical milestone with respect to resuming our China bus business and, based on our new business model, provides potential future revenue upside opportunities."

Maxwell Reports Fourth Quarter 2016 Results	Page 2 of 12

Strategic Business & Operational Highlights

•
As announced today, Maxwell will purchase the operating entities of Nesscap Energy, Inc. ("Nesscap"), a developer and manufacturer of ultracapacitor products for use in transportation, renewable energy, industrial and consumer markets, for an aggregate purchase price of $23.175 million, payable in common shares that are subject to a 10% collar adjustment at close. Maxwell expects to capitalize on synergies between the two companies that will accelerate revenue and earnings growth, increase the pace of innovation, and create an expanded and strengthened product portfolio. With a strengthened sales channel, increased R&D capabilities and improved manufacturing and efficiencies, Maxwell will be able to deliver more products faster into target markets thereby benefiting customers. From a financial perspective, the transaction is expected to be immediately accretive to non-GAAP earnings per share following close, which is anticipated to occur in Q2 of 2017, and Maxwell expects the Nesscap business to deliver positive Adjusted EBITDA in 2017.

•
Launched a global restructuring plan which includes a reduction-in-force, significant cost containment actions, as well as a manufacturing and supply chain consolidation to further optimize cost structure and position the Company to better withstand near term headwinds. Maxwell expects to achieve approximately $6 million in annualized savings through these initiatives that, coupled with the acquisition of Nesscap's business, will accelerate the expected time to profitability.

•
Expanded Maxwell's partnership with CRRC Qingdao Sifang Rolling Stock Research Institute Co. Ltd. (“CRRC-SRI”) by entering into a definitive agreement in January 2017 to localize manufacturing of ultracapacitor-based modules for use in the China bus market. The production of bus modules extends Maxwell’s strategic partnership with CRRC-SRI and will enable Maxwell to compete more effectively in the China bus market moving forward.

Maxwell Reports Fourth Quarter 2016 Results	Page 3 of 12

Financial Results and Operating Metrics (1)
(Unaudited; in thousands, except for per share amounts)

	Three Months Ended			Years Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Total revenue	$26,400	$25,506	$49,830	$121,244	$167,372
Ultracapacitor revenue	$12,730	$14,017	$37,331	$71,491	$114,525
High-Voltage revenue	$13,670	$11,489	$8,900	$45,177	$41,718
Microelectronics revenue	$—	$—	$3,599	$4,576	$11,129
Gross margin	21.6%	29.9%	28.6%	27.2%	30.4%
Non-GAAP gross margin	22.4%	30.5%	29.1%	28.0%	31.1%
Operating loss	$(9,895)	$(5,939)	$(1,523)	$(25,886)	$(17,005)
Non-GAAP operating income (loss)	$(6,381)	$(4,730)	$1,232	$(17,952)	$(7,626)
Net loss	$(12,169)	$(6,855)	$(2,167)	$(23,705)	$(22,333)
Net loss per share
Basic and diluted	$(0.38)	$(0.21)	$(0.07)	$(0.74)	$(0.73)
Adjusted EBITDA	$(3,926)	$(2,280)	$3,872	$(8,206)	$3,491
Non-GAAP net income (loss)	$(7,451)	$(5,646)	$588	$(21,464)	$(10,869)
Non-GAAP net income (loss) per share
Basic and diluted	$(0.23)	$(0.18)	$0.02	$(0.67)	$(0.35)
Net cash provided by (used in) operating activities	$(374)	$(6,995)	$850	$(14,357)	$9,380
Cash purchases of property and equipment	$1,267	$1,060	$1,364	$5,956	$4,143
Cash, cash equivalents and restricted cash	$25,359	$27,902	$24,782	$25,359	$24,782

(1) For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included at the end of this release.
Discussion of Financial and Operational Results for the Quarter
Revenue and Gross Margin

•	Total revenue for the fourth quarter of 2016 was $26.4 million, compared with $25.5 million for the third quarter of 2016, primarily due to an increase in high voltage revenue.

◦
Ultracapacitor revenue for the fourth quarter of 2016 was $12.7 million, compared with $14.0 million for the third quarter of 2016, driven primarily by a seasonal decline in wind turbine deployments in China, partially offset by higher auto and bus revenue.

◦	High-voltage revenue was $13.7 million for the fourth quarter of 2016, compared with $11.5 million for the third quarter of 2016, driven by higher demand.

◦	The microelectronics product line was sold in the second quarter of 2016 and therefore has no revenue in the third or fourth quarter of 2016.

•
Gross margin for the fourth quarter of 2016 was 21.6% compared with 29.9% in the third quarter of 2016; the decrease was driven by product mix, low factory utilization and higher costs associated with new products.

Maxwell Reports Fourth Quarter 2016 Results	Page 4 of 12

•	Non-GAAP gross margin for the fourth quarter of 2016 was 22.4% compared with 30.5% in the third quarter of 2016.
Net Income (Loss), Adjusted EBITDA & Operating Expense

•
Net loss for the fourth quarter of 2016 was $12.2 million, or $(0.38) per share, compared with a net loss of $6.9 million, or $(0.21) per share, for the third quarter of 2016. The quarter over quarter increase was a result of lower gross margin in the fourth quarter.

•	Non-GAAP net loss for the fourth quarter of 2016 was $7.5 million compared with a non-GAAP net loss of $5.6 million for the third quarter of 2016.

•
Adjusted EBITDA for the fourth quarter of 2016 was $(3.9) million, compared with $(2.3) million for the third quarter of 2016. The quarter-over-quarter decrease was primarily driven by a decrease in gross margin in the fourth quarter.

•
Operating expense for the fourth quarter of 2016 was $15.6 million, compared with $13.6 million for the third quarter of 2016. The quarter-over-quarter increase was a result of expenses related to the acquisition of the operating subsidiaries of Nesscap Energy, Inc., which was announced today, and an asset impairment charge related to machinery that was no longer expected to be utilized.

•
Non-GAAP operating expense for the fourth quarter of 2016 was $12.3 million compared with $12.5 million for the third quarter of 2016 and excludes stock-based compensation, a fixed asset impairment charge, acquisition related expenses and legal expenses associated with SEC and FCPA matters.

Capital Expenditures

•
Capital expenditures during the fourth quarter of 2016 were $1.3 million, compared with $1.1 million for the third quarter of 2016. Capital expenditures in the fourth quarter were primarily related to capital investments to support new technology and research and development activities.

Business Outlook

•	Total revenue for the first quarter of 2017 is expected to be in the range of $25 million to $27 million.

•	Gross margin for the first quarter of 2017 is expected to be in the range of 19% to 23%.

•	Non-GAAP gross margin for the first quarter of 2017 is expected to be in the range of 20% to 24%.

•	GAAP operating expense for the first quarter of 2017 is expected to be in the range of $15.3 million to $15.7 million.

•	Non-GAAP operating expense for the first quarter of 2017 is expected to be in the range of $12.4 million to $12.8 million.

Maxwell Reports Fourth Quarter 2016 Results	Page 5 of 12

The Company has reconciled expected GAAP and non-GAAP gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share at the midpoint of expectations. However, the Company is not able to estimate additional potentially excluded and reconciling amounts due to the substantial uncertainties involved. The effect of these excluded items may be significant.
The reconciliation of GAAP and non-GAAP first quarter outlook is as follows (in millions, except for percentages and per share data):

	Projected at Midpoint of Guidance		Projected at Midpoint of Guidance
	Three Months Ended		Three Months Ended
	March 31, 2017		March 31, 2017
Gross Margin Reconciliation:		Total Operating Expenses Reconciliation:
GAAP gross margin	21.2%	GAAP total operating expenses	$15.6
Stock-based compensation expense	0.8%	Stock-based compensation expense	1.8
Non-GAAP gross margin	22.0%	Restructuring expense	0.9
		Acquisition costs	0.2
Net Loss Reconciliation:		Legal cost for SEC and FCPA matters	0.1
GAAP net loss	$(10.8)	Non-GAAP total operating expenses	$12.6
Stock-based compensation expense	2.0
Restructuring expense	0.9	Adjusted EBITDA Reconciliation:
Acquisition costs	0.2	GAAP net loss	$(10.8)
Legal cost for SEC and FCPA matters	0.1	Interest, taxes, depreciation	3.3
Non-GAAP net loss	$(7.6)	EBITDA	(7.5)
		Stock-based compensation expense	2.0
Net Loss per Share Reconciliation:		Restructuring expense	0.9
GAAP net loss per basic share	$(0.34)	Acquisition costs	0.2
Expenses excluded from GAAP	0.10	Legal cost for SEC and FCPA matters	0.1
Non-GAAP net loss per diluted share	$(0.24)	Adjusted EBITDA	$(4.3)

Webcast Information
As previously announced, Maxwell management will host a live webcast at approximately 5:00 p.m. EDT / 2:00 p.m. PDT today to discuss these results. Other forward-looking and material information may also be discussed during this call.
The call may be accessed by dialing toll-free, (877) 201-0168 from the U.S. or (647) 788-4901 for international callers, and entering the conference ID, 64197701.
More information about this event including a live webcast and other supporting materials may be accessed by visiting http://investors.maxwell.com.
A replay of the conference call will be available for a limited time by visiting http://investors.maxwell.com.

Maxwell Reports Fourth Quarter 2016 Results	Page 6 of 12

About Maxwell
Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. For more information, visit www.maxwell.com.
Notes Regarding Non-GAAP Financial Measures
The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. Information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Item 10 of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), is a numerical measure of a company's financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, which are included in the most directly comparable measure calculated and presented in accordance with GAAP in the condensed consolidated balance sheets, condensed consolidated statements of comprehensive income or condensed consolidated statements of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, which are excluded from the most directly comparable measure so calculated and presented.
The Company uses the following non-GAAP financial measures in this release, in its earnings conference call and in its on-going evaluation of the business: (a) non-GAAP gross profit; (b) non-GAAP operating expense; (c) non-GAAP income (loss) from operations; (d) EBITDA; (e) adjusted EBITDA; (f) non-GAAP net income (loss); (g) non-GAAP net income (loss) per diluted share and (h) non-GAAP gross margin.
The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations.
In addition, the Company's management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company's results of operations, as non-cash items, non-recurring items and items unrelated to ongoing operating results have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provides consistency and comparability with its past reports of financial results. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
The Company's statements of operations included in this news release are affected by the following non-cash items, non-recurring items or items unrelated to its ongoing operating results:

•
Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units, employee stock purchase plan awards and bonuses expected to be settled with the Company's fully vested common stock.

Maxwell Reports Fourth Quarter 2016 Results	Page 7 of 12

•	Gain on sale of product line consists of the gain recorded in connection with the sale of the Company's microelectronics product line.

•	Release of tax liability consists of a foreign tax liability that was released without payment due to the lapse of a statute of limitation.

•	Tax impact of potential cash repatriation consists of non-cash charges associated with a portion of the unremitted earnings of a foreign subsidiary that may be repatriated to the U.S.

•
Restructuring and related costs represent restructuring and exit costs incurred in connection with the Company's restructuring plan, disposition transaction costs consisting of legal fees and other expenses incurred in connection with the sale of the microelectronics product line and executive transition costs representing recruiting and other expenses incurred in relation to the resignation and hiring of certain executive officers.

•	Accelerated depreciation charges represent the adjustment of the remaining useful life for certain manufacturing equipment in connection with the Company's restructuring plan.

•	Impairment of assets represents impairment of the net book value of machinery no longer forecasted to be used for its remaining useful life.

•	CFO transition costs consist of severance charges related to the departure of the Company's former CFO.

•	VAT refund represents a refund of value-added-tax related to operations in China.

•	Acquisition related expenses represent costs incurred in connection with the Company's acquisition of the operating subsidiaries of Nesscap Energy, Inc.

•	Shareholder proxy advisement fees represent external advisor expenses incurred in connection with preparing for the Company's 2016 shareholder proxy and annual meeting.

•
Legal costs for the FCPA and SEC matters represent external legal expenses related to the U.S. Securities and Exchange Commission's investigation of the facts and circumstances surrounding the restatement of the Company's financial statements for the fiscal years 2011 and 2012, as well as for ongoing legal matters related to previous Foreign Corrupt Practices Act (FCPA) violations.

Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included toward the end of this release.
Forward-Looking Statements
Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•
Dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidy programs which could be reduced, modified or discontinued in the future;

•	Uncertainties related to the global geopolitical landscape and the recent elections in the United States;

•	Risks related to acquisitions and potential for unsuccessful integration of acquisitions;

Maxwell Reports Fourth Quarter 2016 Results	Page 8 of 12

•	Risk that our restructuring efforts may not be successful and that we may not be able to realize the anticipated cost savings and other benefits;
•Our ability to obtain sufficient capital to meet our operating or other needs;

•	Downward pressures on product pricing from increased competition and shifts in sales mix with respect to low margin and high margin business;
•Our ability to manage and minimize the impact of unfavorable legal proceedings;

•	Risk that activist stockholders attempt to effect changes to our company which could adversely affect our corporate governance;

•
Risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions;

•	Dependence upon the sale of products into Asia and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•	Our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

•	Successful acquisition, development and retention of key personnel;

•	Our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	Our ability to manage product quality problems;

•	Our ability to protect our intellectual property rights and to defend claims against us;

•	Our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	Occurrence of a catastrophic event at any of our facilities;

•	Occurrence of a technology systems failure, network disruption, or breach in data security; and

•	Our ability to match production volume to actual customer demand.
For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell's investor relations department at (858) 503-3359, or at our investor relations website: investors.maxwell.com. All information in this release is as of February 28, 2017. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company's expectations.
Investor Contact: Soohwan Kim, CFA, The Blueshirt Group, +1 (858) 503-3359, ir@maxwell.com
Media Contact: Sylvie Tse, Metis Communications, +1 (617) 236-0500, maxwell@metiscomm.com

Maxwell Reports Fourth Quarter 2016 Results	Page 9 of 12

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Years Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenue	$26,400	$25,506	$49,830	$121,244	$167,372
Cost of revenue	20,692	17,878	35,580	88,274	116,410
Gross profit	5,708	7,628	14,250	32,970	50,962
Operating expenses:
Selling, general and administrative	9,586	8,374	10,589	36,281	40,758
Research and development	4,783	5,038	5,068	20,889	24,697
Restructuring and exit costs	—	—	116	297	2,512
Impairment of assets	1,234	155	—	1,389	—
Total operating expenses	15,603	13,567	15,773	58,856	67,967
Loss from operations	(9,895)	(5,939)	(1,523)	(25,886)	(17,005)
Gain on sale of product line	—	—	—	(6,657)	—
Interest expense, net	69	48	83	248	284
Other (income) expense	3	(5)	—	(133)	—
Foreign currency exchange (gain) loss, net	(36)	49	125	216	441
Loss before income taxes	(9,931)	(6,031)	(1,731)	(19,560)	(17,730)
Income tax provision	2,238	824	436	4,145	4,603
Net loss	$(12,169)	$(6,855)	$(2,167)	$(23,705)	$(22,333)
Net loss per common share:
Basic and diluted	$(0.38)	$(0.21)	$(0.07)	$(0.74)	$(0.73)
Weighted average common shares outstanding:
Basic and diluted	31,995	31,989	31,534	31,870	30,716

Maxwell Reports Fourth Quarter 2016 Results	Page 10 of 12

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$25,359	$24,382
Restricted cash	—	400
Trade and other accounts receivable, net	20,441	43,172
Inventories, net	32,248	39,055
Prepaid expenses and other current assets	4,407	2,593
Total current assets	82,455	109,602
Property and equipment, net	26,120	32,324
Goodwill	22,799	23,635
Pension asset	8,887	5,849
Other non-current assets	613	603
Total assets	$140,874	$172,013

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$19,181	$33,985
Accrued employee compensation	6,152	6,672
Deferred revenue and customer deposits	3,967	3,066
Short-term borrowings and current portion of long-term debt	40	42
Total current liabilities	29,340	43,765
Deferred tax liability, long-term	8,580	6,076
Long-term debt, excluding current portion	43	49
Other long-term liabilities	2,089	2,947
Total liabilities	40,052	52,837
Stockholders' equity:
Common stock, $0.10 par value per share, 80,000 and 40,000 shares authorized at December 31, 2016 and December 31, 2015, respectively; 32,135 and 31,782 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	3,210	3,176
Additional paid-in capital	296,316	291,505
Accumulated deficit	(204,104)	(180,399)
Accumulated other comprehensive income	5,400	4,894
Total stockholders' equity	100,822	119,176
Total liabilities and stockholders' equity	$140,874	$172,013

Maxwell Reports Fourth Quarter 2016 Results	Page 11 of 12

MAXWELL TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data) (Unaudited)

	Three Months Ended			Years Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Gross Profit Reconciliation:
GAAP gross profit	$5,708	$7,628	$14,250	$32,970	$50,962
Stock-based compensation expense	211	146	105	854	644
Accelerated depreciation	—	—	125	125	434
Non-GAAP gross profit	$5,919	$7,774	$14,480	$33,949	$52,040
Total Operating Expenses Reconciliation:
GAAP total operating expenses	$15,603	$13,567	$15,773	$58,856	$67,967
Stock-based compensation expense	(1,394)	(951)	(935)	(4,510)	(3,302)
Restructuring and related costs	—	—	(116)	(853)	(2,512)
Impairment of assets	(1,234)	—	—	(1,234)	—
CFO transition	—	—	—	—	(284)
VAT refund	—	—	—	—	474
Release of tax liability(1)	—	—	—	1,278	—
Acquisition related expense	(675)	—	—	(675)	—
Shareholder proxy advisement fees	—	—	(250)	(314)	(250)
Legal costs for SEC and FCPA matters	—	(112)	(1,224)	(647)	(2,427)
Non-GAAP operating expenses	$12,300	$12,504	$13,248	$51,901	$59,666
Income (Loss) From Operations Reconciliation:
GAAP loss from operations	$(9,895)	$(5,939)	$(1,523)	$(25,886)	$(17,005)
Stock-based compensation expense	1,605	1,097	1,040	5,364	3,946
Restructuring and related costs	—	—	116	853	2,512
Accelerated depreciation	—	—	125	125	434
Impairment of assets	1,234	—	—	1,234	—
CFO transition	—	—	—	—	284
VAT refund	—	—	—	—	(474)
Release of tax liability(1)	—	—	—	(1,278)	—
Acquisition related expense	675	—	—	675	—
Shareholder proxy advisement fees	—	—	250	314	250
Legal costs for SEC and FCPA matters	—	112	1,224	647	2,427
Non-GAAP net income (loss) from operations	$(6,381)	$(4,730)	$1,232	$(17,952)	$(7,626)
Adjusted EBITDA Reconciliation:
GAAP net loss	$(12,169)	$(6,855)	$(2,167)	$(23,705)	$(22,333)
Interest expense, net	69	48	83	248	284
Income tax provision	2,238	824	436	4,145	4,603
Depreciation	2,455	2,450	2,752	9,871	11,385
Amortization of intangible assets	—	—	13	—	166
EBITDA	(7,407)	(3,533)	1,117	(9,441)	(5,895)
Foreign currency exchange loss, net	(36)	49	125	216	441
Other income	3	(5)	—	(133)	—
Stock-based compensation expense	1,605	1,097	1,040	5,364	3,946
Gain on sale of product line	—	—	—	(6,657)	—
Restructuring and related costs	—	—	116	853	2,512
Impairment of assets	1,234	—	—	1,234	—
CFO transition	—	—	—	—	284
VAT refund	—	—	—	—	(474)
Acquisition related expense	675	—	—	675	—
Release of tax liability(1)	—	—	—	(1,278)	—
Shareholder proxy advisement fees	—	—	250	314	250
Legal costs for SEC and FCPA matters	—	112	1,224	647	2,427
Adjusted EBITDA	$(3,926)	$(2,280)	$3,872	$(8,206)	$3,491

Maxwell Reports Fourth Quarter 2016 Results	Page 12 of 12

	Three Months Ended			Years Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net Income (Loss) Reconciliation:
GAAP net loss	$(12,169)	$(6,855)	$(2,167)	$(23,705)	$(22,333)
Stock-based compensation expense	1,605	1,097	1,040	5,364	3,946
Gain on sale of product line	—	—	—	(6,657)	—
Tax impact of potential cash repatriation	1,204	—	—	1,204	2,085
Restructuring and related costs	—	—	116	853	2,512
Accelerated depreciation	—	—	125	125	434
Impairment of assets	1,234	—	—	1,234	—
CFO transition	—	—	—	—	284
VAT refund	—	—	—	—	(474)
Release of tax liability(1)	—	—	—	(1,518)	—
Acquisition related expense	675	—	—	675	—
Shareholder proxy advisement fees	—	—	250	314	250
Legal costs for SEC and FCPA matters	—	112	1,224	647	2,427
Non-GAAP net income (loss)	$(7,451)	$(5,646)	$588	$(21,464)	$(10,869)
Net Income (Loss) per Diluted Share Reconciliation:
GAAP net loss	$(0.38)	$(0.21)	$(0.07)	$(0.74)	$(0.73)
Stock-based compensation expense	0.05	0.03	0.04	0.17	0.13
Gain on sale of product line	—	—	—	(0.21)	—
Tax impact of potential cash repatriation	0.04	—	—	0.04	0.07
Restructuring and related costs	—	—	*	0.03	0.08
Accelerated depreciation	—	—	*	*	0.01
Impairment of assets	0.04	—	—	0.04	—
CFO transition	—	—	—	—	0.01
VAT refund	—	—	—	—	(0.01)
Acquisition related expense	—	—	—	(0.05)	—
Release of tax liability(1)	0.02	—	—	0.02	—
Shareholder proxy advisement fees	—	—	0.01	0.01	0.01
Legal costs for SEC and FCPA matters	—	*	0.04	0.02	0.08
Non-GAAP net income (loss)	$(0.23)	$(0.18)	$0.02	$(0.67)	$(0.35)
Weighted Average Diluted Common Shares Outstanding used for:
GAAP net loss	31,995	31,989	31,534	31,870	30,716
Non-GAAP net income (loss)	31,995	31,989	31,680	31,870	30,716

*	Net income (loss) effect of this reconciling item was less than $0.01 per share.

(1)	Release of tax liability is partially related to operating expense and partially related to income tax expense.